Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178036 on Form S-8 of our report dated June 15, 2012, relating to the consolidated financial statements of InvenSense, Inc. and its subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended April 1, 2012.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

June 15, 2012